FOR IMMEDIATE RELEASE
Greenfield Online Reports Fourth Quarter and
Full Year 2005 Financial Results
Q4 Revenue $24.5 Million. Full Year 2005 Revenue $89.2 Million.
Company Records $90.9 Million Non-Cash Impairment Charges Primarily
Related to Goodwill in the European Segment.
Q4 Cash Flow From Operations $7.6 Million.
Full Year 2005 Cash Flow From Operations $23.8 Million.
WILTON, CONNECTICUT, February 9, 2006 — Greenfield Online, Inc. (Nasdaq: SRVY), today reported financial results for the fourth quarter and full year ended December 31, 2005.
“Despite our improving performance in the fourth quarter, our full year’s results are not exciting,” stated Albert Angrisani, President and Chief Executive Officer of Greenfield/Ciao. “In fact they are not acceptable to me, particularly in North America. But they’re also not surprising. They reflect a problematic year for what had been a dynamic and successful company.”
Angrisani continued, “The business has to be turned around, and the way to do it is very clear: Rationalize our expense structure and profit model. Increase quality and customer satisfaction. Build the North American panel to meet customer demand and innovate effective new technologies.
“Obviously, none of these things can happen overnight. But they are all doable. In the last quarter of 2005, we developed a comprehensive, step-by-step, action plan. We’ve already taken the first internal steps, starting with reducing expenses and improving quality and customer satisfaction. And we’re moving with deliberate speed toward all our other goals.
“It’s an aggressive beginning. But we still have plenty of essential work ahead. So it is still too early to assess what the concrete financial effects will be, and when we will begin to see the results of our efforts. Also, based on our North American January sales numbers, lower than expected growth rates in Europe, as well as typical historical industry patterns, we do not yet have a high degree of confidence in our ability to gauge the short-term, quarter by quarter, revenue outlook of our overall business.
Angrisani concluded, “However, we do feel more comfortable with our longer-term revenue visibility, so today we are offering a preliminary view into our full year 2006 business model. It will follow the report on our fourth quarter and full year 2005 results.”

Financial Highlights

$ in millions except per share data	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net Revenue	$24.5	$13.6	$89.2	$44.4
Operating Income (Loss)	$(88.6)	$2.5	$(80.7)	$7.2
Net Income (Loss)	$(88.7)	$2.4	$(65.5)	$5.7
Cash Flow from Operations	$7.6	$3.3	$23.8	$5.3

Non-GAAP Operating Income — Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge*	$2.7	$2.5	$11.6	$7.2
Non-GAAP Adjusted EBITDA — Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge **	$5.7	$3.4	$21.8	$10.3
Non-GAAP Operating Free Cash Flow ***	$5.4	$1.7	$16.8	$1.6
*Non-GAAP Operating Income – Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge is reconciled to GAAP Net Income in the section entitled “About Non-GAAP Financial Measures” below.
**Non-GAAP Adjusted EBITDA Ex Charges excludes a one time $1.0 million charge associated with the change of CEOs during the third quarter ended September 30, 2005 and $91.3 million impairment and restructuring charges taken during the fourth quarter ended December 31, 2005, primarily related to goodwill in the European segment which is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
***Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “About Non-GAAP Financial Measures” below.
Explanation of the Charges
In the fourth quarter, we recorded impairment and restructuring charges of $91.3 million. These charges include non-cash charges associated with goodwill impairment in Europe of $89.4 million and an additional $1.5 million of non-cash charges related to acquisition-related intangible asset impairment in Europe. The final $0.4 million was related to a cash-based charge in connection with our North American rightsizing initiative, announced in December 2005.
Regarding the goodwill impairment, Generally Accepted Accounting Principles require companies to assess the fair values of goodwill and intangible assets on an annual basis or upon a triggering event, whichever is sooner. During 2005 in Europe we experienced an increase in the competitive landscape, the emergence of pricing pressures, and an unfavorable shift in product mix. We have also factored in our experience in the more mature North American market. As a result, we now have a more conservative view of our future growth rates and resulting free cash flow from the European business as compared to our view in the first quarter of 2005. The result is to record a charge for the impairment of goodwill at our Ciao subsidiary of $89.4 million in the fourth quarter of 2005.
The charges related to acquisition intangibles in Europe consist of the write-down of approximately $1.0 million in the valuation of customer relationships, $0.4 million in the valuation of non-compete covenants, and $0.1 million in the valuation of acquired panel members.
Key Financial Statistics
•	Net revenue totaled $24.5 million for the fourth quarter of 2005 as compared with $13.6 million for the same period a year ago and $23.1 million in the third quarter of 2005. Net revenue from Ciao, the

Company’s European subsidiary, totaled $9.1 million, including $3.6 million in revenue from the Ciao comparison shopping business.

•	Gross profit totaled $18.5 million or 75.4% of revenues for the fourth quarter of 2005, as compared with $10.0 million or 73.7% of revenues in the prior year period, and $16.4 million or 71.0% of revenue in the third quarter of 2005.

•	Operating losses were $88.6 million for the fourth quarter of 2005, including the impairment and restructuring charges described above. Excluding these charges, fourth quarter 2005 operating income was $2.7 million or 11.1% of revenue, as compared to $2.5 million or 18.1% of revenue for the prior year period and $1.9 million or 8.0% of revenue in the third quarter, excluding the $1.0 million charge related to our management change, which we announced on September 29, 2005.

•	Net losses for the fourth quarter of 2005 were $88.7 million, as compared with net income of $2.4 million for the prior year period and net income of $1.6 million for the third quarter of 2005.

•	Cash flow from operations was $7.6 million for the fourth quarter of 2005 as compared to $3.3 million for the prior year period and $7.2 million in the third quarter of 2005.

•	For the fourth quarter of 2005, adjusted EBITDA, a non-GAAP financial measure, excluding the impairment and restructuring charges, was $5.7 million or 23.3% of revenues, as compared to $3.4 million or 25.0% of revenue for the prior year period and $4.6 million or 19.8% of revenue for the third quarter of 2005, excluding the $1.0 million charge related to the September 29th management change.

•	Operating free cash flow, a non-GAAP financial measure, was $5.4 million for the fourth quarter of 2005 as compared to $1.7 million for the prior year period and $4.8 million in the third quarter of 2005.

•	As of February 9, 2006, first quarter 2006 backlog stands at approximately $16.0 million. Backlog is defined as signed contracts for online survey projects and comparison shopping and advertising orders that we expect to complete and deliver to clients during the three months ending March 31, 2006.

•	Bid volume for the three months ended December 31, 2005 was $130 million.

•	On a global basis, marketing research revenue for the fourth quarter of 2005 was 35% Full Service, 57% Sample Only, 8% Trackers

•	In the fourth quarter of 2005, revenue from our Top 20 group of clients represented approximately 51% of market research revenue.

•	In the fourth quarter of 2005, we completed 2,578 projects for 495 clients.
Forward Guidance
For the full fiscal year 2006, we offer the following guidance ranges:
•	Total Revenue — $88.0 to $95.0 Million

•	Gross Margins — 68% to 70%

•	Non-GAAP Adjusted EBITDA — 19% to 21%

•	Depreciation and Amortization — $13.0 to $13.5 Million

•	Expected Charges related to Stock Based Compensation — $3.0 to $3.5 Million

•	Effective Tax Rate — 42%

Today’s conference call and webcast access information:

Time:	Today, February 9, 2006, 5:00 PM EST
Telephone Number:	1-201-689-8471
Webcast Location:	www.greenfield.com
Replay information is as follows:

When it is available:	Beginning at 8:00 PM EST, Thursday, February 9, 2006

When it ends:	Midnight EDT on Thursday, February 23, 2006
Replay Telephone:	1-201-612-7415
Account Code	3055*
Conference ID#:	187500*
*both are required
This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any Non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc. headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The Company operates in Europe through its Ciao subsidiary. The Company has built and actively manages one of the world’s largest communities of online panels, communities and affiliates. This global community allows Greenfield /Ciao to supply its clients with diverse, demographically representative survey research data. For more information, visit www.Greenfield.com or www.ciao-group.com.
Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
About Non-GAAP Financial Measures
We define adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define operating free cash flow as cash flow from operations less cash paid for capital expenditures as well as capital lease payments. Adjusted EBITDA and operating free cash flow may not be comparable to similarly titled measures reported by other companies. We are presenting adjusted EBITDA and operating free cash flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and operating income respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Adjusted EBITDA and operating free cash flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA and operating free cash flow has limitations and you should not consider adjusted EBITDA and operating free cash flow in isolation from or as an alternative to GAAP measures such as net income, cash flows from operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of adjusted EBITDA and operating free cash flow, non-GAAP financial measures, to net income and operating income, respectively, our most directly comparable financial measure presented in accordance with GAAP. We are also presenting non-GAAP adjusted EBITDA excluding our third quarter charge related to the management change and our fourth quarter impairment and restructuring charges, which affect the current period.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income — Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge

	For the Three Months		For the Twelve Months
	December 31,		December 31,
	2005	2004	2005	2004
Operating Income (Loss)	$(88.6)	$2.5	$(80.7)	$7.2
3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge	$91.3		$92.3
Operating Income — Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge	$2.7	$2.5	$11.6	$7.2
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA — Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge — ($ In Millions — Unaudited)

	For the Three Months		For the Twelve Months
	December 31,		December 31,
	2005	2004	2005	2004
GAAP Net Income (Loss)	$(88.7)	$2.4	$(65.5)	$5.7
Interest Expense (Income)	$0.5	$(0.2)	$0.5	$1.0
Tax Provision (Benefit)	$(0.3)	$0.2	$(15.8)	$0.4
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$0.1	$0.1	$1.0	$0.4
Panel Expense DA	$0.4	$0.2	$1.4	$0.1
Operating Expense DA	$2.2	$0.4	$7.0	$1.3
EBITDA	$(85.8)	$3.1	$(71.4)	$8.9
Stock-Based Compensation	$0.2	$0.3	$0.9	$1.4
Non-GAAP Adjusted EBITDA	$(85.6)	$3.4	$(70.5)	$10.3
3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge	$91.3		$92.3
Non-GAAP Adjusted EBITDA — Ex 3Q 2005 One Time Charge and 4Q 2005 Impairment and Restructuring Charge	$5.7	$3.4	$21.8	$10.3

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Operating Free Cash Flow — ($ In Millions — Unaudited)

	For the Three Months		For the Twelve Months
	December 31,		December 31,
	2005	2004	2005	2004
Cash Flow from Operations	$7.6	$3.3	$23.8	$5.3

Additions to Property and Equipment and Intangibles for Cash	$(1.7)	$(1.2)	$(5.4)	$(2.4)

Principal Payments under Capital Lease Obligations	$(0.5)	$(0.4)	$(1.6)	$(1.3)

Non-GAAP Operating Free Cash Flow	$5.4	$1.7	$16.8	$1.6
2006 Guidance Reconciliation of GAAP Operating Income to Non-GAAP Adjusted EBITDA
(All Numbers Except Revenue Expressed as a % of Revenue — Unaudited)

	Full Year 2006 Guidance Range
Revenue (In Millions)	$88	$95

Operating Income	-0.1%	3.6%

Depreciation and Amortization — (“DA”)
Cost of Revenue DA	1.3%	1.2%
Panel Expense DA	1.8%	1.6%
Operating Expense DA	12.1%	11.1%

EBITDA	15.1%	17.5%

Stock-Based Comp — Cost of Revenue	0.4%	0.3%
Stock-Based Comp — Operating Expense	3.5%	3.2%

Non-GAAP Adjusted EBITDA	19.0%	21.0%
Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning launching of new business initiatives, rightsizing of the business to bring expenses in line with current revenue levels, information about client satisfaction levels, our ability to build shareholder value and reclaim the Company’s market leadership position, our ability to reaccelerate North American sales growth, our ability to continue international expansion and our ability to expand market penetration in North America, as well as predictions and guidance relating to the Company’s future financial performance and growing customer demand for online marketing research, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the success of new business initiatives, our ability to bring expenses in line with current revenue levels, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, our ability to reaccelerate North American sales growth, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our ability to integrate successfully the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparative shopping services, the potential decline in sequential quarterly revenue from Q4-2005 to Q1-2006, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(Unaudited)

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$20,623	$96,082
Investments in marketable securities	—	17,400
Accounts receivable trade (net of allowances of $1,448 and $429 at December 31, 2005 and 2004, respectively)	18,197	10,537
Prepaid expenses and other current assets	1,613	1,245
Deferred tax assets, current	1,932	—

Total current assets	42,365	125,264
Restricted cash, long-term	88	—
Property and equipment, net	9,698	5,611
Other intangible assets, net	20,057	3,647
Goodwill	67,876	—
Deferred tax assets, long-term	25,059	—
Security deposits and other long term assets	1,160	784

Total assets	$166,303	$135,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,264	$2,868
Accrued expenses and other current liabilities	14,576	5,802
Income taxes payable	3,990	90
Current portion of capital lease obligations	2,061	1,253
Deferred revenue	388	225

Total current liabilities	24,279	10,238
Capital lease obligations	2,032	1,877
Deferred tax liabilities, long-term	4,999	—
Other long-term liabilities	56	113

Total liabilities	31,366	12,228

Commitments and contingencies
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,303,088 and 21,001,103 shares issued and outstanding at December 31, 2005 and 2004, respectively	3	2
Additional paid-in capital	288,707	204,635
Accumulated deficit	(144,185)	(78,671)
Unearned stock-based compensation	(1,284)	(2,757)
Accumulated other comprehensive loss	(8,173)	—
Treasury stock, at cost;
Common stock; 9,643 shares	(131)	(131)

Total stockholders’ equity	134,937	123,078

Total liabilities and stockholders’ equity	$166,303	$135,306

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net revenue	$24,499	$13,561	$89,179	$44,428
Cost of revenue	6,026	3,573	24,327	11,081

Gross profit	18,473	9,988	64,852	33,347

Operating expenses:
Selling, general and administrative	10,992	6,207	40,683	21,454
Panel acquisition expenses	1,440	677	3,762	2,448
Depreciation and amortization	2,261	441	6,965	1,292
Research and development	1,066	213	2,836	1,002
Impairment and restructuring charges	91,305	—	91,305	—

Total operating expenses	107,064	7,538	145,551	26,196

Operating income (loss)	(88,591)	2,450	(80,699)	7,151

Other income (expense):
Interest income (expense), net	(478)	217	(507)	123
Related party interest expense, net	—	—	—	(1,093)
Other income (expense), net	77	(26)	(54)	(52)

Total other income (expense)	(401)	191	(561)	(1,022)

Income (loss) before income taxes	(88,992)	2,641	(81,260)	6,129
Provision (benefit) for income taxes	(335)	218	(15,746)	411

Net income (loss)	(88,657)	2,423	(65,514)	5,718
Less: Charge to common stockholders for Series B convertible preferred stock	—	—	—	(28,054)
Cumulative dividends on Series B convertible preferred stock	—	—	—	(382)
Income allocable to participating preferred securities	—	—	—	(1,564)

Net income (loss) available to common stockholders	$(88,657)	$2,423	$(65,514)	$(24,282)

Net income (loss) per share available to common stockholders:
Basic	$(3.50)	$0.14	$(2.71)	$(2.70)

Diluted	$(3.50)	$0.13	$(2.71)	$(2.70)

Weighted average shares outstanding:
Basic	25,303	17,689	24,217	8,985

Diluted	25,499	18,589	24,558	9,722